EXHIBIT 99.1

CONTACTS:
Russell G. Allen, Director – Planning & IR (704) 557-8219
B. Clyde Preslar, VP, CFO and Secretary (704) 554-5540

FOR IMMEDIATE RELEASE

LANCE, INC. ANNOUNCES AGREEMENT TO PURCHASE SUGAR WAFER

MANUFACTURING PLANT FROM A&M COOKIE COMPANY CANADA

     CHARLOTTE, NC, MARCH 23, 2005 — Lance, Inc. (Nasdaq: LNCE) today reported that it has agreed to purchase a sugar wafer manufacturing plant from A&M Cookie Company Canada. Terms of the agreement were not disclosed. The plant is located in Cambridge, Ontario and will be owned and operated by Lance, Inc.’s Canadian subsidiary, Tamming Foods Ltd, which currently operates sugar wafer manufacturing plants in Waterloo and Guelph, Ontario.

     “We are pleased to add this plant to our Tamming Foods operations,” said Paul A. Stroup III, Chairman, President and Chief Executive Officer. “It provides additional capacity to support our growing sugar wafer sales.”

     Lance, Inc. manufactures and markets snack foods throughout most of the United States and other parts of North America.

     This news release contains statements which may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ, including price competition, industry consolidation, raw material costs, food industry factors, effectiveness of sales and marketing activities and interest rate, foreign exchange rate and credit risks, are discussed in the Company’s most recent Forms 10-Q and 10-K filed with the Securities and Exchange Commission.